UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 5, 2012

Tootie Pie Company, Inc.
(Exact name of registrant as specified in its charter)

NV	333-135702	72-1602919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

129 Industrial Drive, Boerne, TX 78006
(Address of principal executive offices)(Zip Code)

(210) 737-6600
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2012, the Board of Directors of Tootie Pie Company, Inc. voted to appoint Leslie E. Doss and Clifford L. Rogers to the Board.

Leslie E. Doss, 58, has a long and distinguished career. He worked as a Systems Engineer for the Federal Aviation Administration, or FAA, and held the position of Senior Director of Business Strategy for a multinational billion dollar software and computer company located in San Antonio, Texas. During his tenure there, Mr. Doss evaluated and authored recommendations to their board of directors regarding the acquisitions of several large service based companies across the United States. Additionally, he has successfully negotiated the acquisition of three companies, each with a net valuation of over $55 million. Mr. Doss has provided consulting expertise to startup software and computer sales companies, ultimately forming his own retail computer business that he sold to Kmart in 1993 for $3.7 million. He also formed a startup medical consulting business, which grew to over $2.5 million in yearly sales and service, before selling the business to WebMD in 1998. Soon thereafter, Mr. Doss formed another startup business, DML Enterprises, where he is currently employed and serves as President. DML Enterprises provides billing services to over 43 physician practices across Texas.  He is also working on his Ph.D. in economics, while serving as a full time professor of economics at the University of Texas at San Antonio. He has a Bachelors of Science in electrical engineering from the University of Texas at Arlington and an MBA from the University of Texas at San Antonio.

Clifford L. Rogers, 59, has extensive experience in a variety of business ventures, since leaving the United States Army in the late 1970s. In 1987, he founded and held the position of President and CEO of Power Maintenance International, Inc., an uninterruptible power sales and services company. Mr. Rogers went on to build Power Maintenance International into one of the largest independent third-party uninterruptible power companies in the industry, ultimately selling the company to IMV Holdings, a Swiss company, in 2000. He remained in the position of President and CEO of IMV Holdings until it was sold to General Electric in 2002. In January 2004, Mr. Rogers founded an uninterruptible power sales and service company known as ON Computer Services, LLC. He has served as President, CEO, and board member of the company since its inception, and during his tenure, has led ON Computer Services, now known as Unified Power Holdings. LLC, from a startup to one of the largest independent third-party service companies in the industry. While in the United States Army, Mr. Rogers attended Central Texas College, where he studied electrical engineering, and the University of Maryland, where he studied business.

Each of the directors will receive compensation in accordance with our standard compensation arrangements for non-employee directors as disclosed in our annual report on Form 10-K filed July 1, 2011.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

Date: March 9, 2012	By:	/s/ Don L. Merrill
Don L. Merrill
Chief Executive Officer

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